Exhibit 99.1

FOR IMMEDIATE RELEASE
Forrester Research Reports Third-Quarter Financial Results
Cambridge, Mass., October 27, 2011 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its third-quarter-ended September 30, 2011, financial results.
Third-Quarter Financial Performance
•	Total revenues were $69.8 million, compared with $59.8 million for the third quarter of last year.

•	On a GAAP basis, net income was $5.7 million, or $0.25 per diluted share, for the third quarter of 2011, compared with net income of $3.7 million, or $0.16 per diluted share, for the same period last year.

•	On a pro forma basis, net income was $7.9 million, or $0.34 per diluted share, for the third quarter of 2011, which reflects a pro forma effective tax rate of 40%. Pro forma net income excludes stock-based compensation of $1.4 million, amortization of $0.7 million of acquisition-related intangible assets, $0.9 million of duplicate lease costs, and $0.1 million of acquisition and integration costs. This compares with pro forma net income of $4.4 million, or $0.19 per diluted share, for the same period in 2010, which reflects a pro forma tax rate of 40%. Pro forma net income for the third quarter of 2010 excludes stock-based compensation of $1.2 million, amortization of $0.9 million of acquisition-related intangible assets, $0.4 million of duplicate lease costs, and net investment gains of $1.4 million.
“Forrester met revenue guidance and exceeded operating margin and earnings per share for the third quarter,” said George F. Colony, Forrester’s chairman of the board and chief executive officer. “Our client- and dollar-retention rates continue to perform at the upper end of our historical range. Our good performance notwithstanding, we are taking a more conservative approach and reducing our revenue guidance for the year due to inconsistent performance in some of our markets and the continuing economic turmoil.”
Nine-Month-Period-Ended September 30, 2011, Financial Performance
•	Total revenues were $209.0 million, compared with $183.6 million for the same period last year.

•	On a GAAP basis, net income was $14.1 million, or $0.61 per diluted share, for the nine months ended September 30, 2011, compared with net income of $16.4 million, or $0.71 per diluted share, for the same period last year.

Forrester Research Q3, 2011 Results
•	On a pro forma basis, net income was $20.2 million, or $0.87 per diluted share, for the nine months ended September 30, 2011, which reflects a pro forma effective tax rate of 40%. Pro forma net income excludes stock-based compensation of $3.1 million, amortization of $1.9 million of acquisition-related intangible assets, $3.9 million of duplicate lease costs, $1.0 million of acquisition and integration costs, and net investment gains of $0.6 million. This compares with pro forma net income of $18.9 million, or $0.82 per diluted share, for the same period in 2010, which reflects a pro forma tax rate of 40%. Pro forma net income for the nine months ended September 30, 2010, excludes stock-based compensation of $3.7 million, amortization of $2.7 million of acquisition-related intangible assets, $0.4 million of duplicate lease costs, $0.3 million of acquisition-related credits, and net investment gains of $1.8 million.
A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.
Forrester is providing fourth-quarter 2011 financial guidance as follows:
Fourth-Quarter 2011 (GAAP):
•	Total revenues of approximately $74.0 million to $78.0 million.

•	Operating margin of approximately 13.5% to 15.5%.

•	Other income, net of zero.

•	An effective tax rate of 42%.

•	Diluted earnings per share of approximately $0.26 to $0.30.
Fourth-Quarter 2011 (Pro Forma):
Pro forma financial guidance for the fourth quarter of 2011 excludes stock-based compensation expense of $1.3 million to $1.5 million, amortization of acquisition-related intangible assets of approximately $0.7 million, and any investment gains or losses.
•	Pro forma operating margin of approximately 16.5% to 18.5%.

•	Pro forma effective tax rate of 40%.

•	Pro forma diluted earnings per share of approximately $0.33 to $0.37.
Our full-year 2011 guidance is as follows:
Full-Year 2011 (GAAP):
•	Total revenues of approximately $283.0 million to $287.0 million.

•	Operating margin of approximately 12.0% to 13.0%.

•	Other income, net of $0.3 million.

•	An effective tax rate of 42%.

•	Diluted earnings per share of approximately $0.87 to $0.91.
Full-Year 2011 (Pro Forma):
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Forrester Research Q3, 2011 Results
Pro forma financial guidance for full-year 2011 excludes stock-based compensation expense of $4.4 million to $4.6 million, amortization of acquisition-related intangible assets of approximately $2.6 million, duplicate lease costs of $3.9 million, acquisition and integration costs of approximately $1.0 million, and any investment gains or losses.
•	Pro forma operating margin of approximately 16.0% to 17.0%.

•	Pro forma effective tax rate of 40%.

•	Pro forma diluted earnings per share of approximately $1.20 to $1.24.
About Forrester Research
Forrester Research, Inc. (Nasdaq: FORR) is an independent research company that provides pragmatic and forward-thinking advice to global leaders in business and technology. Forrester works with professionals in 19 key roles at major companies providing proprietary research, customer insight, consulting, events, and peer-to-peer executive programs. For more than 28 years, Forrester has been making IT, marketing, and technology industry leaders successful every day. For more information, visit www.forrester.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the fourth quarter of and full-year 2011. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services, technology spending, Forrester’s ability to respond to business and economic conditions and market trends, the risks and challenges inherent in international business activities, competition and industry consolidation, the ability to attract and retain professional staff, Forrester’s dependence on key personnel, and possible variations in Forrester’s quarterly operating results. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.
The consolidated statements of income and the table of selected balance sheet and cash flow data are attached.
Contact:
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Forrester Research Q3, 2011 Results
Karyl Levinson
Vice President, Corporate Communications
Forrester Research, Inc.
+ 1 617.613.6262
press@forrester.com
Michael Doyle
Chief Financial Officer
Forrester Research, Inc.
+1 617.613.6000
mdoyle@forrester.com
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Forrester Research Q3, 2011 Results
Forrester Research, Inc.
Consolidated Statements of Income
(Unaudited, In thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues:
Research services	$49,242	$42,895	$141,130	$123,063
Advisory services and other	20,532	16,882	67,836	60,547

Total revenues	69,774	59,777	208,966	183,610

Operating expenses:
Cost of services and fulfillment	25,071	22,399	78,593	69,026
Selling and marketing	24,927	20,228	76,401	61,036
General and administrative	7,928	9,489	25,176	24,413
Depreciation	1,420	943	3,335	2,740
Amortization of intangible assets	679	905	1,898	2,715

Total operating expenses	60,025	53,964	185,403	159,930

Income from operations	9,749	5,813	23,563	23,680
Other income (expense), net	378	(945)	273	1,278
Gains from investments, net	8	1,377	648	1,829

Income before income taxes	10,135	6,245	24,484	26,787
Income tax provision	4,403	2,541	10,371	10,409

Net Income	$5,732	$3,704	$14,113	$16,378

Diluted income per share	$0.25	$0.16	$0.61	$0.71

Diluted weighted average shares outstanding	23,082	23,107	23,179	23,040

Basic income per share	$0.25	$0.16	$0.62	$0.73

Basic weighted average shares outstanding	22,620	22,462	22,672	22,456

Pro forma data (1):
Income from operations	$9,749	$5,813	$23,563	$23,680
Amortization of intangible assets	679	905	1,898	2,715
Duplicate lease costs	864	388	3,850	388
Acquisition and integration costs (credits)	87	—	986	(326)
Stock-based compensation included in the following expense categories:
Cost of services and fulfillment	678	531	1,325	1,587
Selling and marketing	294	238	686	709
General and administrative	440	388	1,082	1,390

Pro forma income from operations	12,791	8,263	33,390	30,143
Other income (expense), net	378	(945)	273	1,278

Pro forma income before income taxes	13,169	7,318	33,663	31,421
Pro forma income tax provision	5,268	2,927	13,466	12,568

Pro forma net income	$7,901	$4,391	$20,197	$18,853

Pro forma diluted income per share	$0.34	$0.19	$0.87	$0.82

Diluted weighted average shares outstanding	23,082	23,107	23,179	23,040

(1)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Our pro forma presentation excludes amortization of acquisition-related intangible assets, duplicate lease costs, costs or (credits) associated with acquisition activities, stock-based compensation and net gains or losses from investments, as well as their related tax effects. The pro forma data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.
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Forrester Research Q3, 2011 Results
Forrester Research, Inc.
Consolidated Balance Sheet and Cash Flow Data
(Unaudited, In thousands)

	September 30,	December 31,
	2011	2010
Balance sheet data:
Cash, cash equivalents and marketable investments	$222,158	$216,034
Accounts receivable, net	$43,159	$73,574
Deferred revenue	$117,547	$131,521

	Nine months ended
	September 30,
	2011	2010
Cash flow data:
Net cash provided by operating activities	$46,507	$37,688
Cash used for acquisitions	$(7,164)	$(1,660)
Purchases of property and equipment	$(33,194)	$(6,248)
Repurchases of common stock	$(18,405)	$(13,951)

Contact:

Michael Doyle	Karyl Levinson
Chief Financial Officer	Vice President, Corporate
Communications
Forrester Research, Inc.	Forrester Research, Inc.
+ 1 617.613. 6000	+ 1 617.613.6262
mdoyle@forrester.com	press@forrester.com
© 2011, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.
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